Exhibit 99.2
BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Combined Financial Information

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Condensed Combined Financial Information (Unaudited)

The following unaudited condensed consolidated balance sheet and the unaudited pro forma combined financial information present the combination of the historical consolidated financial information of Bridge Investment Group Holdings Inc. (“Bridge”) and Newbury Partners LLC (“Newbury”), adjusted to give effect to the acquisition of Newbury Partners LLC (the “Newbury Acquisition”) and related transactions as further described in Note 1. The unaudited condensed consolidated balance sheet and the unaudited pro forma combined financial information is derived and should be read in conjunction with:
•Bridge’s historical unaudited condensed consolidated balance sheet as of March 31, 2023 and its unaudited condensed consolidated statement of operations for the three months ended March 31, 2023, included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2023;
•Bridge’s historical audited consolidated statement of operations for the year ended December 31, 2022, included in its Annual Report on Form 10-K filed with the SEC on February 27, 2023;
•Newbury’s historical audited consolidated statement of operations and the accompanying notes as of and for the year ended December 31, 2022 included in this Current Report on Form 8-K/A as Exhibit 99.1.
•The accompanying notes to the unaudited pro forma combined financial information.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 was prepared as if the Acquisition occurred on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 were prepared as if the Acquisition occurred on January 1, 2022. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results. Included in the pro forma financial information for the quarter ended March 31, 2023 is $3.5 million and $4.6 million of non-recurring transaction costs that were incurred by Bridge and Newbury, respectively, which are included in general and administrative expenses for the period then ended. The unaudited pro forma combined financial information does not reflect any cost savings and synergies expected to result from the Acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with restructuring or integration activities resulting from the Acquisition.
The unaudited pro forma combined financial information has been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, financial condition or other financial information of Bridge would have been if the Acquisition had occurred as of the dates indicated or what such results or financial condition will be for any future periods. The unaudited pro forma combined financial information is based on preliminary estimates and assumptions and on the information available at the time of the preparation thereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Acquisition.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Condensed Consolidated Balance Sheet as of March 31, 2023 (Unaudited)
(Dollar amounts in thousands, except per share data)

March 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$77,508
Restricted cash	9,949
Marketable securities, at fair value	12,717
Receivables from affiliates	61,188
Notes receivable from affiliates	59,432
Other assets	75,918
Other investments	184,961
Accrued performance allocations	447,698
Intangible assets, net	153,410
Goodwill	234,603
Deferred tax assets, net	54,552
Total assets	$1,371,936
Liabilities and shareholdersʼ equity
Accrued performance allocations compensation	$52,084
Accrued compensation and benefits	14,423
Accounts payable and accrued expenses	22,471
Due to affiliates	52,138
General Partner Notes Payable, at fair value	7,690
Insurance loss reserves	9,790
Self-insurance reserves and unearned premiums	4,131
Line of credit	80,000
Other liabilities	41,225
Notes payable	446,387
Total liabilities	$730,339
Commitments and contingencies	—
Shareholdersʼ equity:
Preferred stock, $0.01 par value, 20,000,000 authorized; 0 issued and outstanding as of March 31, 2023	—
Class A common stock, $0.01 par value, 500,000,000 authorized; 32,686,835 issued and outstanding as of March 31, 2023	327
Class B common stock, $0.01 par value, 237,837,544 authorized; 85,301,127 issued and outstanding as of March 31, 2023	853
Additional paid-in capital	73,104
Retained earnings	10,723
Accumulated other comprehensive loss	(133)
Bridge Investment Group Holdings Inc. equity	84,874
Non-controlling interests in Bridge Investment Group Holdings LLC	336,586
Non-controlling interests in Bridge Investment Group Holdings Inc.	220,137
Total shareholdersʼ equity	641,597
Total liabilities and shareholdersʼ equity	$1,371,936
See accompanying notes to unaudited pro forma condensed combined financial information.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31, 2023
	Bridge	Newbury	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenues:
Fund management fees	$53,849	$10,515	$—		$64,364
Property management and leasing fees	19,899	—	—		19,899
Construction management fees	3,285	—	—		3,285
Development fees	335	—	—		335
Transaction fees	2,377	—	—		2,377
Fund administration fees	4,177	—	—		4,177
Insurance premiums	4,729	—	—		4,729
Other asset management and property income	2,797	—	—		2,797
Total revenues	91,448	10,515	—		101,963
Investment income:
Performance allocations:
Realized	3,162	—	—		3,162
Unrealized	(107,025)	405	(405)	(A)	(107,025)
Total investment loss	(103,863)	405	(405)		(103,863)
Expenses:
Employee compensation and benefits	51,178	6,488	(907)	(B)	56,759
Performance allocations compensation:					—
Realized	1,732				1,732
Unrealized	(14,670)	411	(3)	(A)	(14,262)
Loss and loss adjustment expenses	2,320	—	—		2,320
Third-party operating expenses	6,110	—	—		6,110
General and administrative expenses	13,893	5,291	—		19,184
Depreciation and amortization	1,093	66	3,955	(C)	5,114
Total expenses	61,656	12,256	3,045		76,957
Other income (expense):
Realized and unrealized gains, net	1,487	1,337	—		2,824
Interest income	3,454	7	—		3,461
Interest expense	(4,145)	(48)	(4,772)	(D)	(8,965)
Total other income (expense)	796	1,296	(4,772)		(2,680)
(Loss) income before provision for income taxes	(73,275)	(40)	(8,222)		(81,537)
Income tax benefit (expense)	5,844	—	667	(E)	6,511
Net (loss) income	(67,431)	(40)	(7,555)		(75,026)
Net loss attributable to non-controlling interests in Bridge Investment Group Holdings LLC	(56,249)	—	—		(56,249)
Net income attributable to non-controlling interests in Newbury Partners LLC	—	1,091	(91)	(F)	1,000
Net (loss) income attributable to Bridge Investment Group Holdings LLC	(11,182)	(1,131)	(7,464)		(19,777)
Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings Inc.	(13,216)	—	(6,293)	(G)	(19,509)
Net income attributable to Bridge Investment Group Holdings Inc.	$2,034	$(1,131)	$(1,171)		$(268)

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31, 2023
	Bridge	Newbury	Transaction Accounting Adjustments (Note 5)	Pro Forma Combined
Earnings (loss) per share of Class A common stock
Basic	$0.03			$(0.06)
Diluted	$(0.13)			$(0.19)
Weighted-average shares of Class A common stock outstanding
Basic	25,068,319			25,068,319
Diluted	123,881,500			123,881,500
See accompanying notes to unaudited pro forma condensed combined financial information.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Combined Statement of Operations (Unaudited)
(Dollar amounts in thousands, except per share data)

	Year Ended December 31, 2022
	Bridge	Newbury	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenues:
Fund management fees	$221,584	$42,933	$—		$264,517
Property management and leasing fees	76,210	—	—		76,210
Construction management fees	10,973	—	—		10,973
Development fees	4,688	—	—		4,688
Transaction fees	56,205	—	—		56,205
Fund administration fees	15,031	—	—		15,031
Insurance premiums	12,856	—	—		12,856
Other asset management and property income	11,502	—	—		11,502
Total revenues	409,049	42,933	—		451,982
Investment income:
Performance allocations:
Realized	69,280	—	—		69,280
Unrealized	115,175	14,810	(14,810)	(A)	115,175
Earnings from investments in real estate	2,169	—	—		2,169
Total investment income	186,624	14,810	(14,810)		186,624
Expenses:
Employee compensation and benefits	196,629	24,062	(2,182)	(B)	218,509
Performance allocations compensation:
Realized	4,396	—	—		4,396
Unrealized	24,870	(7,067)	7,067	(A)	24,870
Loss and loss adjustment expenses	6,520	—	—		6,520
Third-party operating expenses	25,675	—	—		25,675
General and administrative expenses	41,070	2,304	—		43,374
Depreciation and amortization	2,936	262	15,821	(C)	19,019
Total expenses	302,096	19,561	20,706		342,363
Other income (expense):
Realized and unrealized gains, net	4,215	(1,004)	—		3,211
Interest income	7,867	6	—		7,873
Other income (expense), net	1,246	—	—		1,246
Interest expense	(12,340)	(70)	(19,210)	(D)	(31,620)
Total other income (expense)	988	(1,068)	(19,210)		(19,290)
Income before provision for income taxes	294,565	37,114	(54,726)		276,953
Income tax (expense) benefit	(22,195)	—	1,308	(E)	(20,887)
Net income	272,370	37,114	(53,418)		256,066
Net loss attributable to non-controlling interests in Bridge Investment Group Holdings LLC	88,141	—	—		88,141
Net income attributable to non-controlling interests in Newbury Partners LLC	—	3,591	(4,385)	(F)	(794)
Net (loss) income attributable to Bridge Investment Group Holdings LLC	184,229	33,523	(49,033)		168,719
Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings Inc.	156,960	—	(12,965)	(G)	143,995
Net income attributable to Bridge Investment Group Holdings Inc.	$27,269	$33,523	$(36,068)		$24,724

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Pro Forma Combined Statement of Operations (Unaudited)
(Dollar amounts in thousands, except per share data)

	Year Ended December 31, 2022
	Bridge	Newbury	Transaction Accounting Adjustments (Note 5)	Pro Forma Combined
Earnings per share of Class A common stock, Basic and Diluted	$0.92			$0.81
Weighted-average shares of Class A common stock outstanding, Basic and Diluted	23,928,408			23,928,408

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Notes to the Pro Forma Combined Financial Information (Unaudited)
(Dollar amounts in thousands, except per share data)
1.Description of Transaction
On March 31, 2023, pursuant to the terms and conditions of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of February 13, 2023, by and among Bridge Investment Group Holdings LLC, a Delaware limited liability company (a controlled subsidiary of Bridge Investment Group Holdings Inc. (“Bridge”)) (the “Operating Company”), Newbury Partners-Bridge LLC, a Delaware limited liability company (an indirect majority owned subsidiary of the Operating Company, the “Buyer”), Newbury Partners LLC (“Newbury”), a Delaware limited liability company (the “Seller”), Richard Lichter, an individual, and RLP Navigator LLC, a Delaware limited liability company (“RidgeLake,” and together with Richard Lichter, the “Newbury Holders”), the Buyer completed the purchase of substantially all of the Seller’s assets, assumed certain of the Seller’s liabilities and paid the Seller $320.1 million, subject to certain purchase price adjustments as set forth in the Asset Purchase Agreement.
The cash consideration for the Newbury Acquisition was financed with $150 million of proceeds from a private placement offering, $150 million of proceeds from the Operating Company’s Credit Facility, cash on hand and through the assumption of certain Newbury liabilities totaling $0.7 million.
On March 29, 2023, the Operating Company entered into a $150.0 million note purchase agreement pursuant to which the Operating Company issued two tranches of notes in a private placement offering. The transaction consisted of $120.0 million of 6.0% notes with a seven-year term maturing on March 29, 2030 and $30.0 million of 6.1% notes with a ten-year term maturing on March 29, 2033 (the “2023 Private Placement Notes”).
On January 31, 2023, Bridge entered into an amendment to its Credit Facility (the “Credit Facility”), pursuant to which (i) Bridge exercised its option to increase the total revolving commitments under the Credit Facility to $225.0 million, (ii) the variable interest rates under the applicable pricing grid were each increased by 15 basis points, and (iii) the quarterly unused commitment fee was increased to 0.25%. Borrowings under the Credit Facility bear interest based on a pricing grid with a range of 2.65% to 3.15% over the Term Secured Overnight Financing Rate (“SOFR”) as determined by Bridge’s leverage ratio, or upon achievement of an investment grade rating, interest is then based on a range of 1.90% to 2.40% over Term SOFR. Borrowings under the Credit Facility may be repaid at any time during the term of the Credit Agreement, but the Credit Facility requires paydown at least once annually. The Credit Facility matures on June 3, 2024.
2.Basis of Pro Forma Presentation
The historical audited and unaudited financial statements of Bridge and Newbury were prepared in accordance with U.S. generally accepted accounting principles. The Newbury financial information was derived from its internal records.
The unaudited pro forma condensed consolidated and combined financial information presents the combination of the historical consolidated financial information of Bridge and Newbury, adjusted to give effect to the Newbury Acquisition. See the introduction to the unaudited pro forma combined financial information for a discussion of the assumptions, estimates and qualifications underlying the preparation of the unaudited pro forma combined financial information and the related adjustments.
The Newbury Acquisition was accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Bridge representing the accounting acquirer. ASC 805 requires that, among other things, the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. The unaudited condensed consolidated balance sheet includes the estimated acquisition date value of the assets acquired and liabilities assumed, based upon management’s preliminary estimate of their acquisition date fair values.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Notes to the Pro Forma Combined Financial Information (Unaudited)
(Dollar amounts in thousands, except per share data)
3.Purchase Price Consideration and Allocation
The following is a summary of the components of the purchase price paid by Bridge to the Seller in the Newbury Acquisition (in thousands):

Cash consideration(1)	$319,364
Liabilities assumed	736
Total purchase price	$320,100
(1)     The cash consideration was funded utilizing net proceeds from the 2023 Private Placement Notes, the Credit Facility, and cash on hand.
The following is a summary of the preliminary allocation of the purchase price as of March 31, 2023 (the closing date of the Newbury Acquisition), based on preliminary estimates of the fair value of the assets acquired and liabilities assumed (in thousands):

Net tangible acquired assets	$76,675
Trade name	3,000
Client relationship	48,000
Management contracts	98,000
Fair value of net identifiable assets acquired	$225,675
Non-controlling interest	(84,197)
Goodwill	178,622
Total assets acquired and liabilities assumed, net	$320,100
In connection with the Newbury Acquisition, Bridge allocated $98.0 million, $48.0 million, and $3.0 million of the purchase price to the fair value of management contracts, client relationships and trade name, respectively. The fair value of management contracts was estimated based upon estimated net cash flows generated from those contracts, discounted at 16.0%, with remaining lives estimated between 4 and 10 years for fund management contracts. The fair value of client relationships was estimated based upon estimated net cash flows expected to be generated under future management contracts, discounted at 22%, with a remaining estimated useful life of 14 years. The trade name was valued using a relief-from-royalty method, based on estimated savings from an avoided royalty rate of 1% on expected revenue discounted at 21.0%, with an estimated useful life of 10 years.
The carrying value of goodwill associated with Newbury was $178.6 million as of the Acquisition Date and is attributable to expected synergies and the assembled workforce of Newbury.
4.Reclassifications to Unaudited Pro Forma Condensed Combined Financial Information
For purposes of the unaudited pro forma condensed combined financial information, the following captions from the Newbury consolidated statement of operations for the three months ended March 31, 2023 and for year ended December 31, 2022, which are included in this Current Report on Form 8-K/A as Exhibit 99.1, have been reclassified to conform to the presentation of Bridge:
•$7 thousand and $6 thousand, respectively, of investment and other income was reclassified into interest income.
•$1.3 million of investment income and ($1.0) million investment loss, respectively, was reclassified into realized and unrealized gains (losses), net.
•$3.3 million and $10.1 million, respectively, of manager payments was reclassified into employee compensation and benefits.
•$0.4 million and ($7.1) million, respectively, of compensation and benefit expense was reclassified to unrealized performance allocations compensation.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Notes to the Pro Forma Combined Financial Information (Unaudited)
(Dollar amounts in thousands, except per share data)
•$66 thousand and $0.3 million, respectively of general and administrative expenses was reclassified into depreciation and amortization.
5.Transaction Accounting Adjustments
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are based on estimates and assumptions, which Bridge believes are reasonable. These results are not necessarily indicative of Bridge’s consolidated financial condition or statements of operations in future periods or the results that actually would have been realized had Bridge and Newbury been a combined entity during the periods presented.
The following describes the adjustments to the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2023 and the fiscal year ended December 31, 2022:
(A)A decrease in legacy Newbury accrued performance allocation income of $0.4 million and $14.8 million, respectively, and a corresponding elimination of performance allocations compensation, relating to certain carried interest arrangements held by Newbury that were not acquired by Bridge as part of the Newbury Acquisition but are included in the historical Newbury balances;
(B)Adjustments to compensation and benefits reflect the following:
(1)a decrease in compensation expense of $3.3 million and $10.1 million, respectively, that reflects compensation and related payroll taxes for services provided by the former Newbury manager, which will not continue following the consummation of the transaction due to the general partner interests acquired by Bridge;
(2)an increase in compensation expense of $0.2 million and a net decrease of $0.9 million, respectively, to reflect employment agreements for certain transferred employees, including estimated payroll taxes; and
(3)an increase in compensation expense of $2.2 million and $8.7 million, respectively, to reflect profits interests awards granted to certain transferred employees, as if they were granted on January 1, 2022. The profits interests awards are subject to graded vesting with approximately one-third of such grants vesting on the third, fourth and fifth anniversaries of the grant date;
(C)An increase in amortization expense of $4.0 million and $15.8 million, respectively, that would have been charged assuming the fair value adjustments to intangible assets acquired in the Newbury Acquisition (as further described in Note 3);
(D)As described in Note 1, Bridge funded the cash portion of the Newbury Acquisition with proceeds from the 2023 Private Placement Notes, a $150 million draw on its Credit Facility, and cash on hand.
Adjustments to interest expense for the three months ended March 31, 2023 and the fiscal year ended December 31, 2022 include the following:
•an increase in interest expense of $4.8 million and $19.3 million, respectively, related to borrowings under the 2023 Private Placement Notes and the Credit Facility. For pro forma purposes, the interest rate used for the Credit Facility was 6.56%, which reflects the interest rate as of March 31, 2023; and
•a decrease in interest expense of $48 thousand and $70 thousand, respectively, related to the Newbury line of credit that was not assumed by Bridge in the Newbury Acquisition.
(E)Bridge is subject to U.S. federal income taxes, in addition to state, local, and foreign income taxes with respect to its allocable share of any taxable income generated by the Operating Company that will flow through to its interest holders, including Bridge. As a result, the unaudited pro forma condensed combined statements of operations reflect adjustments to Bridge’s income tax benefit to reflect a blended statutory tax rate of 25.76% at Bridge Investment Group Holdings Inc.

BRIDGE INVESTMENT GROUP HOLDINGS INC.
Notes to the Pro Forma Combined Financial Information (Unaudited)
(Dollar amounts in thousands, except per share data)
The applicable statutory tax rates used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Newbury acquisition.
(F)Adjustments to reflect the 3% non-controlling interests held by other members in the newly created fund manager, Newbury Partners-Bridge LLC and the non-controlling interest held by other limited partners in certain General Partner interests acquired.
(G)Bridge’s principal asset is a controlling financial interest in the Operating Company through its ownership of a portion of the Operating Company’s Class A common units (“Class A Units”) and 100% of the Class B common units (“Class B Units”) (voting only). Bridge acts as the sole managing member of the Operating Company and, as a result, indirectly operates and controls all of the Operating Company’s business and affairs and its direct and indirect subsidiaries. As a result, Bridge consolidates the financial results of the Operating Company and reports non-controlling interests related to the Class A Units held by other limited partners of the Operating Company in its consolidated statement of operations. As of March 31, 2023 and December 31, 2022, the non-controlling interests held by other limited partners of the Operating Company amounted to 75% and 77%, respectively, of Class A Units.